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                                                                  EXHIBIT 4.2(a)



                  SECOND SUPPLEMENTAL INDENTURE dated as of January 19, 2001 between Cedar Brakes I, L.L.C. (the "Issuer") and Bankers Trust Company, as
trustee (the "Trustee" and, together with the Issuer, the "Parties").


                                   WITNESSETH:


                  WHEREAS, the Issuer and the Trustee have entered into an Indenture dated as of September 26, 2000 (the "Indenture"), which provides for the creation and issuance of 8.50% senior secured bonds due 2014 in the aggregate principal amount of $310,600,000;

                  WHEREAS, the Parties desire to amend certain provisions of the Indenture pursuant to Section 1001 thereof in order to clarify certain provisions relating to the rights of the Holders (as defined therein);

                  NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, the Parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Unless otherwise defined herein, and subject to the amendments herein, terms defined in the Indenture shall have such defined meanings when used herein.


                                   ARTICLE II

                             AMENDMENTS TO INDENTURE

                  The last paragraph of Section 301 beginning with the words "This Indenture will not be qualified . . ." is deleted in its entirety and replaced with the following paragraph:

                  "Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act ("TIA") that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the

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provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions."


                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION 301. Limited Effect. Except as expressly amended hereby, all of the provisions of the Indenture shall continue to be, and shall remain, in full force and effect in accordance with their terms.

                  SECTION 302. Construction As One Instrument. This Second Supplemental Indenture shall be construed as supplementing and forming part of the Indenture, and shall be read accordingly.

                  SECTION 303. Severability. If at any time any one or more of the provisions hereof is or becomes illegal, invalid or unenforceable in any respect under the applicable law of any jurisdiction, neither the validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provisions under the applicable law of any other jurisdiction shall in any way be affected or impaired thereby.

                  SECTION 304. Counterparts. This Second Supplemental Indenture may be executed in counterparts and by each of the Parties on separate counterparts, both of which shall constitute one and the same instrument.

                  SECTION 305. Binding Effect. This Second Supplemental Indenture shall become effective when it shall have been executed by the Parties.

                  SECTION 306. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).


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                  IN WITNESS WHEREOF, the Parties have caused this Second
Supplemental Indenture to be duly executed as of the date and year first above written.

                                   CEDAR BRAKES I, L.L.C.




                                         By: /s/ JOHN L. HARRISON
                                            ------------------------------------
                                            Name: John L. Harrison
                                            Title Vice President and Senior
                                                  Managing Director



                                   BANKERS TRUST COMPANY
                                         Trustee, Paying Agent and Registrar




                                         By: /s/ MARION F. ZINOWSKI
                                            ------------------------------------
                                            Name: Marion F. Zinowski
                                            Title Assistant Vice President